EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations Tom Ryan/Ashley Ammon ph: 203.682.8200 ir@providecommerce.com	Jen Carroll ph: 858.729.2761 John Flanagan/Megan McDonnell ph: 203.682.8200

Provide Commerce, Inc. Announces Fourth Quarter and Full Fiscal Year 2005 Results

—Company Issues Guidance for First Quarter and Full Fiscal Year 2006—

For the Fourth Quarter:

•	Net Sales Increased 28% to $66.5 Million with GAAP Earnings Per Diluted Share of $0.36.

•	GAAP Net Income of $4.9 Million

•	Pro Forma Earnings of $5.3 Million or $0.39 Per Diluted Share

•	Company Repurchased 408,500 Shares through June 30, 2005

San Diego, Calif.– August 17, 2005 – Provide Commerce, Inc. (Nasdaq: PRVD), an e-commerce marketplace of websites for perishable goods, today reported financial results for its fiscal fourth quarter and full year ended June 30, 2005 and issued guidance for the first quarter and full fiscal year ending June 30, 2006.

For the quarter, the Company reported net sales of $66.5 million, up 28% from $51.9 million in the fourth quarter of fiscal 2004. Gross profit increased 27% to $29.8 million compared to $23.4 million in the prior year quarter resulting in a gross profit margin of 44.8% versus 45.1%*. Please note that reflected in gross profit for each period is a reclassification of promotional item costs from marketing expense to cost of sales. This expense reclassification has no net effect on the Company’s operating margins, either for prior periods or for future forecasts. GAAP net income for the quarter was $4.9 million or $0.36 per diluted share, compared to $4.2 million or $0.31 per diluted share in the fourth quarter of fiscal 2004.

Management believes that the most accurate measure of year-over-year operating performance for the Company is pro forma earnings, defined as: GAAP income before tax, excluding stock based compensation expense taxed at a pro forma rate of 41%. Pro forma earnings for the quarter were $5.3 million compared to $4.7 million on for the fourth quarter of fiscal year 2004. Accordingly, pro forma earnings per share increased to $0.39 on 13.7 million shares versus $0.35 a year ago on 13.5 million shares. Provide Commerce does not believe the use of pro forma earnings and pro forma earnings per share lessens the importance of comparable GAAP measures. Pro forma earnings, and its reconciliation to the nearest GAAP measure, are included in the attached financial tables. (1)

The fourth quarter of fiscal 2005 includes the results of the Mother’s Day holiday, while the fourth quarter of fiscal 2004 includes the results of both the Mother’s Day and the Easter holidays.

Bill Strauss, Chief Executive Officer of Provide Commerce, stated, “Despite the Easter holiday not being in the fourth quarter this year, we were pleased with the substantial growth we were able to generate in both revenues and earnings per share. We enter fiscal 2006 with record levels of everyday floral sales, significant holiday shipment growth, and continuing strength in our Gourmet Food Business Unit. Ultimately, it’s our low cost, direct business model which provides tremendous customer value and an exceptional team of employees that makes the difference, positioning Provide Commerce for profitable growth in the coming years.”

For the three month period and the full fiscal year, the Company added approximately 472,000 and 1,214,000 new customers, respectively. The quarterly additions represent a 27% year-over-year increase. The Company’s database of customers at year-end increased to 4.3 million, an increase of 39% compared to 3.1 million customers at June 30, 2004. In addition, returning customers generated 55% of net sales during the quarter, compared to 54% in the same quarter last year, reflecting continued strength in repeat orders along with strong absolute growth. Average order value was $49.56 in the fourth quarter of fiscal 2005 compared to $48.43 during the fourth quarter of fiscal 2004.

Strauss continued, “I would like to recognize the creativity of our merchandising team, the discipline of our marketing team, the innovation of our IT, planning, and logistics teams, and the attention and care of our customer service team for making fiscal 2005 a record year. Working together and excelling in a rapidly changing cost environment is one reason why Provide Commerce has been able to generate industry-high customer satisfaction scores and significant profitability during this time.”

For fiscal 2005, net sales increased 37% to $177.1 million, compared to $128.8 million in fiscal 2004. GAAP earnings attributable to common stockholders for fiscal 2005 were $8.9 million, or $0.65 per diluted share, compared to $18.0 million, or $1.50 per diluted share in fiscal 2004. GAAP net income for fiscal 2004 includes the release of the valuation allowance against the Company’s deferred tax assets of $14.0 million. GAAP net income for fiscal 2005 also includes approximately $3.0 million of stock based compensation expense calculated under FASB No. 123 compared to approximately $2.0 million in 2004.

Pro forma earnings for fiscal 2005 were $11.1 million compared to $7.6 million for fiscal 2004. Pro forma per share earnings on fully diluted shares outstanding of 13.7 million increased to $0.81 for fiscal 2005 versus $0.64 for fiscal 2004 on fully diluted shares outstanding of 12.0 million. Pro forma earnings, and its reconciliation to the nearest GAAP measure, are included in the attached financial tables. (1)

Balance Sheet & Liquidity

Provide Commerce announced that as of June 30, 2005 it had repurchased 408,500 shares of its common stock for $8.8 million at an average price of $21.66. On May 3, 2005, Provide Commerce announced that its Board of Directors had authorized the repurchase of up to $25 million of the Company’s common stock during the succeeding 12 months.

At June 30, 2005, the Company had $65.4 million of cash, cash equivalents and marketable securities, a 10% increase over $59.4 million at June 30, 2004. This increase reflects $17.3 million of net cash provided by operating activities in fiscal 2005 offset by the $8.8 million reduction of cash used for the repurchase of common stock. At June 30, 2005, Provide Commerce also had $70.6 million of stockholders’ equity and no bank debt.

Financial Guidance

The Company announced its guidance for the first quarter and full fiscal year ending June 30, 2006. Based on the current outlook for fiscal 2006:

•	Net sales are expected to be between $216 and $224 million.

•	GAAP net income is expected to be between $8.8 and $9.9 million or $0.63 and $0.71 per fully diluted share.

•	Pro forma earnings are expected to be between $13.1 and $14.4 million or $0.93 and $1.02 per fully diluted share.

•	Fully diluted shares outstanding for fiscal year 2006 are expected to be approximately 14.1 million compared to approximately 13.7 million for fiscal year 2005.

For the first quarter of fiscal 2006:

•	Net sales are expected to be between $25.5 and $26.3 million.

•	GAAP net loss is expected to be between ($0.9) and ($1.1) million or ($0.07) and ($0.09) per share.

•	Pro forma loss is expected to be between ($0.2) and ($0.4) million or ($0.02) and ($0.04) per share.

Please note that the aforementioned reclassification of promotional item costs from marketing expense to cost of sales has no net effect on the Company’s operating income and will not affect GAAP or pro forma earnings per diluted share included in the Company’s guidance.

*Under EITF (Emerging Issues Task Force) 01-9, “Accounting for Consideration Given by a Vendor to a Customer” the cost of a “free offer” at purchase, such as a free glass vase, should be included in cost of sales. Historically, we have included these promotional costs as a marketing expense. This reclassification increases cost of sales, thereby reducing the gross profit, by approximately 172 and 149 basis points in fiscal years 2005 and 2004, respectively, and reduces marketing expense by the same amount. All amounts reported in this press release and on the financial statements have been adjusted for this reclassification.

Conference Call

A conference call to discuss fiscal fourth quarter and full year 2005 financial results will be webcast live on Wednesday, August 17, 2005, at approximately 5:00 pm Eastern Time on the investor relations section of Provide Commerce’s website, www.prvd.com. Listeners may also access the call by dialing 1-800-289-0572. A replay of the conference call is available by dialing 1-888-203-1112 and pin number 4358198.

About Provide Commerce, Inc.

Provide CommerceSM operates an e-commerce marketplace of websites for perishable goods that consistently delivers fresh, high-quality products direct from the supplier to the customer at competitive prices. The Company’s platform combines an online storefront, proprietary supply chain management technology and established supplier relationships to create a market platform that bypasses traditional supply chains of wholesalers, distributors and retailers. Provide Commerce launched its marketplace in 1998 to sell and deliver fresh cut flowers for everyday and special occasions such as Valentine’s Day, Easter, Mother’s Day, birthday and anniversary events, through its ProFlowers® brand and website, www.proflowers.com. Provide Commerce also offers fresh fruit and premium meat direct from the supplier through its Gourmet Food Business Unit. To date, these offerings consist of Cherry Moon FarmsSM, www.cherrymoonfarms.com, and Uptown Prime®, www.uptownprime.com. For more information, please visit www.prvd.com.

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Forward-looking Statements

Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about Provide Commerce and its industry and include, but are not limited to, projections of net sales, GAAP net income, pro forma earnings, earnings per share growth, and Provide Commerce increasing the diversity of revenue sources, as well as increasing and managing overall customer satisfaction numbers and retention, its overall business and market penetration and its ability to leverage its business model. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. The risks, uncertainties and assumptions that may affect Provide Commerce, its operating results and your investments, include, but are not limited to, fluctuation in quarterly and annual results, its ability to attain and maintain long-term customer satisfaction, Provide Commerce’s ability to meet projected financial results, managing the seasonality of its business, scaling of existing infrastructure expansion of its core floral business within the floral business as well as into other perishable product categories, managing challenges in customer retention and translation of perceived customer loyalty into financial results and its ability to maximize leverage in the Company’s cost structure, as well as the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, available via Provide Commerce’s website at www.prvd.com. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

PROVIDE COMMERCE, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$12,308	$18,210
Marketable securities	53,116	41,218
Accounts receivable, net	1,649	1,372
Inventory, net	3,719	1,343
Prepaid expenses and other current assets	1,082	652
Income tax receivable	76	—
Deferred tax assets	4,810	4,482

Total current assets	76,760	67,277
Property and equipment, net	6,871	4,626
Deferred tax assets	1,775	5,953
Other assets	4,802	2,369

Total assets	$90,208	$80,225

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$13,197	$13,010
Accrued compensation	3,416	2,812
Income tax payable	—	943
Deferred revenue	592	325
Current portion of capital lease	—	48

Total current liabilities	17,205	17,138
Accrued pension costs	1,186	576
Deferred compensation	1,181	186
Commitments
Stockholders’ equity:
Common stock	12	12
Treasury stock, at cost	(8,849)	—
Additional paid-in capital	104,666	95,974
Deferred stock based compensation	(3,067)	(2,663)
Accumulated other comprehensive loss	(96)	(53)
Accumulated deficit	(22,030)	(30,945)

Total stockholders’ equity	70,636	62,325

Total liabilities and stockholders’ equity	$90,208	$80,225

PROVIDE COMMERCE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Net sales	$66,537	$51,896	$177,078	$128,813
Cost of sales	36,718	28,499	97,225	71,768

Gross profit	29,819	23,397	79,853	57,045
Operating expenses:
Selling and marketing	13,482	9,567	36,737	25,475
General and administrative	6,314	4,865	20,346	15,004
Information technology systems	1,597	1,168	5,539	4,068
Stock-based compensation	806	666	3,034	1,970

Total operating expenses	22,199	16,266	65,656	46,517

Operating income	7,620	7,131	14,197	10,528
Other income, net	543	218	1,524	404

Income before income tax	8,163	7,349	15,721	10,932
Income tax provision (benefit)	3,216	3,164	6,806	(8,604)

Net income	4,947	4,185	8,915	19,536
Preferred stock dividend	—	—	—	(1,500)

Net income attributable to common stockholders	$4,947	$4,185	$8,915	$18,036

Net income per common share:
Basic	$0.41	$0.37	$0.74	$2.04

Diluted	$0.36	$0.31	$0.65	$1.50

Weighted average common shares outstanding:
Basic	12,113,787	11,464,384	12,029,916	8,837,093

Diluted	13,704,418	13,535,605	13,744,194	11,986,025

PROVIDE COMMERCE, INC.

RECONCILING TABLE (1)

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Non-GAAP Pro forma income reconciliation:
Net income attributable to common stockholders	$4,947	$4,185	$8,915	$18,036
Add back:
Preferred stock dividend	—	—	—	1,500
Income tax expense/(benefit)	3,216	3,164	6,806	(8,604)
Stock based compensation	806	666	3,034	1,970

Non-GAAP Pro forma earnings before taxes	$8,969	$8,015	$18,755	$12,902
Non-GAAP Pro forma income tax provision	3,677	3,286	7,690	5,290

Non-GAAP Pro forma earnings	$5,292	$4,729	$11,065	$7,612

Net income per common share:
Basic	$0.44	$0.41	$0.92	$0.86

Diluted	$0.39	$0.35	$0.81	$0.64

Weighted average common shares outstanding:
Basic	12,113,787	11,464,384	12,029,916	8,837,093

Diluted	13,704,418	13,535,605	13,744,194	11,986,025

PROVIDE COMMERCE, INC.

STATEMENT of CASH FLOWS

(unaudited)

(in thousands)

	Fiscal Year Ended June 30,
	2005	2004
Operating activities:
Net income	$8,915	$19,536
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,812	1,720
Stock-based compensation	3,034	1,970
Reversal of deferred tax asset valuation allowance	—	(13,950)
Tax benefit from the exercise of stock options	2,508	246
Non-cash interest expense in connection with issuance of warrants for line of credit	—	24
Changes in operating assets and liabilities:
Accounts receivable	(277)	(485)
Inventory	(2,376)	(201)
Prepaid expenses and other current assets	(430)	(223)
Accounts payable and other accrued liabilities	186	5,432
Accrued compensation	604	854
Accrued pension costs	556	576
Long term deferred compensation	996	186
Deferred revenue	267	135
Accrued and deferred income taxes	2,896	4,119
Other assets	(2,434)	(2,228)

Net cash provided by operating activities	17,257	17,711
Investing activities:
Purchase of property and equipment	(5,057)	(3,185)
Purchases of marketable securities	(68,641)	(47,290)
Sales/maturities of marketable securities	56,691	6,018
Proceeds from note receivable	—	54

Net cash used in investing activities	(17,007)	(44,403)

Financing activities:
Payment of long-term debt and capital lease Obligations	(48)	(125)
Common stock issued in connection with public offerings	1,353	34,817
Dividend paid to preferred stockholders	—	(1,500)
Proceeds from exercise of common stock options, warrants and ESPP	1,392	214
Repurchase of common stock	(8,849)	—

Net cash provided by (used in) financing activities	(6,152)	33,406

Net increase (decrease) in cash and cash equivalents	(5,902)	6,714
Cash and cash equivalents at beginning of the period	18,210	11,496

Cash and cash equivalents at end of the period	$12,308	$18,210